Exhibit 21.1
LIST OF SUBSIDIARIES OF CAPRI HOLDINGS LIMITED

Entity Name	Jurisdiction of Formation
Alberto Gozzi S.r.l.	Italy
Aruba MK Retail N.V.	Aruba
Capri (Australia) Pty Ltd	Australia
Capri Finance Hong Kong Limited	Hong Kong, China
Capri Finance Malta Limited	Malta
Capri (Hungary) Holdings Kft	Hungary
Capri Insurance Guernsey Limited	Guernsey
Capri Operations Limited	British Virgin Islands
Capri (Switzerland) GmbH	Switzerland
Capri (Switzerland) Holdings GmbH	Switzerland
Capri USA Holdings LLC	Delaware
Capri USA Intermediate LLC	Delaware
Choo Luxury Holdings Limited	United Kingdom
Choo USD Finance Limited	United Kingdom
Creek Apartments Limited	U.A.E.
FRANCHOO S.A.S	France
Gianni Versace S.r.l.	Italy
GIVI Holding S.r.l.	Italy
G. Versace Hellas S.A.	Greece
ITACHOO S.r.l.	Italy
JC Gulf Trading LLC	U.A.E.
J. Choo (Asia) Limited	Hong Kong, China
J. Choo (Austria) GmbH	Austria
J. Choo (Belgium) BVBA	Belgium
J. Choo Canada Inc.	Canada
J. Choo Czech, s.r.o.	Czech Republic
J. Choo Denmark ApS	Denmark
J Choo Florida, Inc.	Delaware
J Choo Germany GmbH	Germany
J. Choo Hungary Kft	Hungary
J. Choo Japan JV Limited	United Kingdom
J. Choo Limited	United Kingdom
J. Choo (Macau) Co., Limited	Macau, China
J. Choo Netherlands B.V.	Netherlands
J. Choo Norway AS	Norway
J. Choo Portugal, Unipessoal LDA	Portugal
J. Choo RUS L.L.C.	Russia
J. Choo Russia JV Limited	United Kingdom
J. Choo Sweden AB	Sweden
J Choo (Switzerland) AG	Switzerland
J. Choo (Thailand) Co., Ltd.	Thailand
J Choo USA, Inc.	Delaware
JC ME Trading DWC L.L.C.	U.A.E. free zone
JC Services ME DMCC L.L.C.	U.A.E. free zone
Jimmy Choo Florence S.r.l.	Italy
Jimmy Choo Group Limited	United Kingdom
Jimmy Choo Hong Kong Limited	Hong Kong, China
Jimmy Choo Korea Limited	South Korea
Jimmy Choo (Malaysia) Sdn. Bhd	Malaysia
Jimmy Choo (Shanghai) Trading Co. Limited	China

Entity Name	Jurisdiction of Formation
Jimmy Choo (Singapore) Pte. Limited	Singapore
JIMMY CHOO SPAIN S.L.U.	Spain
Jimmy Choo Tokyo K.K.	Japan
Michael Kors (Austria) GmbH	Austria
Michael Kors Aviation, L.L.C.	Delaware
Michael Kors Belgium BV	Belgium
Michael Kors (Bucharest Store) S.R.L.	Romania
Michael Kors (Canada) Co.	Canada
Michael Kors (Canada) Holdings Ltd.	Canada
Michael Kors (Czech Republic) s.r.o.	Czech Republic
Michael Kors (Denmark) ApS	Denmark
Michael Kors Do Brasil Comercio De Accesorios E Vestuario Ltda.	Brazil
Michael Kors (Europe) B.V.	Netherlands
Michael Kors (France) SAS	France
Michael Kors (Germany) GmbH	Germany
Michael Kors (HK) Limited	Hong Kong, China
Michael Kors (Hungary) Kft.	Hungary
Michael Kors (Ireland) Limited	Ireland
Michael Kors Italy S.R.L. Con Socio Unico	Italy
Michael Kors Japan, LLC	Japan
Michael Kors Korea Yuhan Hoesa	South Korea
Michael Kors (Latvia) SIA	Latvia
Michael Kors Limited	Hong Kong, China
Michael Kors, L.L.C.	Delaware
Michael Kors (Luxembourg) Retail S.à r.l.	Luxembourg
Michael Kors (Netherlands) B.V.	Netherlands
Michael Kors (Panama) Holdings, Inc.	Panama
Michael Kors (Poland) Sp. z o.o.	Poland
Michael Kors (Portugal) Lda.	Portugal
Michael Kors Retail, Inc.	Delaware
Michael Kors Spain, S.L.U.	Spain
Michael Kors Stores (California), LLC	Delaware
Michael Kors Stores, L.L.C.	New York
Michael Kors (Sweden) AB	Sweden
Michael Kors (Switzerland) GmbH	Switzerland
Michael Kors (Switzerland) Holdings GmbH	Switzerland
Michael Kors (Switzerland) International GmbH	Switzerland
Michael Kors (Switzerland) Retail GmbH	Switzerland
Michael Kors Trading (Shanghai) Company Limited	China
Michael Kors (UK) Intermediate Ltd.	United Kingdom
Michael Kors (UK) International Limited	United Kingdom
Michael Kors (UK) Limited	United Kingdom
Michael Kors (USA) Holdings, Inc.	Delaware
Michael Kors (USA), Inc.	Delaware
Michael Kors Virginia, L.L.C.	Virginia
MK Chile SpA	Chile
MK Holetown (Barbados) Inc.	Barbados
MKJC Limited	British Virgin Islands
MK Operations E-zone Curacao N.V.	Curaçao
MK (Panama) Operations, Inc.	Panama
MK Panama Retail, S.A.	Panama
MK Retail Operation CR S.A.	Costa Rica
MK Retail (SXM) N.V.	St. Maarten
MK (Shanghai) Commercial Trading Company Limited	China

Entity Name	Jurisdiction of Formation
UAB Michael Kors (Lithuania)	Lithuania
Versace Asia Pacific Limited	Hong Kong, China
Versace Australia Pty Limited	Australia
Versace Austria GmbH	Austria
Versace Belgique SA	Belgium
Versace Canada, Inc.	Canada
Versace China Limited	China
Versace Czech s.r.o.	Czech Republic
Versace Deutschland GmbH	Germany
Versace Do Brasil Importação e Distribuição de Produtos de Vestuário e Acessórios Ltda.	Brazil
Versace España, S.A.U.	Spain
Versace France S.A.	France
Versace Japan Co., Ltd.	Japan
Versace Korea Co., Ltd.	South Korea
Versace Macau Limited	Macau, China
Versace Malaysia Sdn. Bhd.	Malaysia
Versace Monte-Carlo S.A.M.	Principality of Monaco
Versace Shangai Limited	China
Versace Singapore Pte. Ltd.	Singapore
Versace Suisse SA	Switzerland
Versace Taiwan Co., Limited	Taiwan, China
Versace (Thailand) Co., Ltd.	Thailand
Versace U.K. PLC	United Kingdom
Versace USA, Inc.	New York